(j)(2)

April 30, 2010	Leonard A. Pierce

Burnham Investors Trust Burnham Asset Management Corp. 1325 Avenue of the Americas New York, New York 10019	+1 617 526 6440 (t) +1 617 526 5000 (f) leonard.pierce@wilmerhale.com

Re:	Post-Effective Amendment No. 85 to Burnham Investors Trust’s Registration Statement on Form N-1A (File Nos. 2-17226, 811-994)
Ladies and Gentlemen:
     As counsel to the Trust, we have reviewed post-effective amendment no. 85 to the Trust’s Registration Statement on form N-1A (the “Amendment”) prepared by the Trust for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the “1933 Act”), that the Amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.
     We hereby consent to your filing this letter with the Securities and Exchange Commission together with the Amendment. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.
Best regards,
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	Leonard A. Pierce
Leonard A. Pierce, Partner

Wilmer Cutler Pickering Hale and Dorr llp, 60 State Street, Boston, Massachusetts 02109
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